Exhibit 23.2
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               Consent of Independent Certified Public Accountants
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We consent to the  incorporation  by  reference in the  Registration  Statements
(Forms S-8, File Numbers  33-52170,  33-96390,  333-16817 and 333-16823 and Form
S-3, File Number 333-2198) of LaserSight Incorporated and in the related prospectus' of our report dated March 6, 1995 with respect to the consolidated financial statements of LaserSight Incorporated for the year ended December 31, 1994 included in its Annual Report (Form 10-K) for the year ended December 31, 1996.





                                       /s/ Lovelace, Roby & Company, P.A.
                                       LOVELACE, ROBY & COMPANY, P.A.
                                       Certified Public Accountants



March 25, 1997